UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina		29601
Address of principal executive offices		Zip Code

800.725.2265

Registrant's telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2014, Palmetto Bancshares, Inc. (the "Company"), through its wholly-owned subsidiary The Palmetto Bank (the "Bank"), communicated the terms of a newly implemented Corporate Officer Incentive Plan (the “Plan”) to covered participants. Covered participants in the Plan include Bank officers not already covered by an existing production-based incentive plan, including the Company’s Chief Executive Officer, Chief Operating and Chief Risk Officer, and Chief Financial Officer (the “Named Executive Officers”). The Plan was approved by the Company’s Board of Directors, with the Plan design determined with the assistance of Pearl Meyer & Partners, a nationally recognized independent compensation consultant with relevant experience in the banking industry, engaged by the Compensation Committee.

The potential payments under the Plan include performance measures related to both specified financial metrics for the Company and individual performance criteria. The Plan includes a “funding trigger” metric in that the Company must earn at least 70% of the Company’s budgeted pre-tax income for 2014 for any payment to any participants in the Plan to be paid for 2014. A second funding trigger relates to each participant meeting a minimum individual performance rating resulting from their annual performance review.

Once the funding triggers have been met, the payments to the individual Plan participants are based on individualized scorecards for each participant that include annual Bank financial goals and the participant’s individual performance review rating. Each participant’s scorecard establishes an annual incentive opportunity determined as a percentage of the participant’s base salary. The amount of potential payments to the participants are then based on the achievement of the performance goals at Threshold, Target and Stretch performance levels. For the 2014 Company financial goals, Target is equal to the 2014 Bank budget. Threshold represents the minimum level of performance for which a payment will be paid. Stretch represents the maximum level of payment to be paid.

If performance is below Threshold for any particular goal, no payment will be paid for that goal; however, other goals that are achieved at least at a Threshold level of performance will be paid. Actual performance between Threshold, Target, and Stretch will be interpolated to determine the amount of payment based on relative achievement of the goals.

The Plan is a calendar year plan and actual performance will be measured as of December 31 each year. Rewards attributable to the 2014 Plan year are expected to be paid by March 13, 2015.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is provided as Exhibit 10.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Item	Exhibit
10.1	The Palmetto Bank Corporate Officer Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Roy D. Jones

Roy D. Jones

Chief Financial Officer

Date: July 17, 2014